                                                                     Exhibit 4.2

                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

                          AMENDMENT TO TRUST AGREEMENT
                    AS AMENDED AND RESTATED DECEMBER 16, 1997

                  The undersigned trustees of Pennsylvania Real Estate Investment Trust on this 14th day of November, 2003, hereby amend the Trust Agreement as amended and restated December 16, 1997 (the "Agreement") as follows:

                  1. Rights of Series or Class of Preferred Shares to Elect Trustees. Paragraph 2 of the Agreement is hereby amended to add the following new Paragraph 2.L.:

                     "L. The provisions of this Paragraph 2 are subject to the rights of the holders of any series or class of Preferred Shares to elect or appoint or to cause the election or appointment of one or more Trustees upon the terms and conditions set forth in the designating Amendment to this Agreement effected by the Trustees with respect to the applicable series or class of Preferred Shares."

                  2. Allocations. Paragraph 8 of the Agreement is hereby amended to add the following sentence immediately following the last sentence of the second paragraph thereof:

                     "The Shares shall be subject to all of the rights, preferences, privileges, qualifications, limitations and restrictions of the Preferred Shares as set forth in the designating Amendment to this Agreement effected by the Trustees with respect to the applicable series or class of Preferred Shares."

                  3. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned in the Agreement. Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect, which terms and conditions the undersigned trustees hereby ratify and confirm. This Amendment may be executed and delivered in one or more counterparts, all of which shall be considered one and the same agreement.

                                                                     Exhibit 4.2


                  IN WITNESS WHEREOF, the undersigned trustees have executed and delivered this Amendment, or caused this Amendment to be executed and delivered as of the date first set forth above.

TRUSTEES:

/s/ Rosemarie B. Greco
---------------------------------                      -------------------------
Rosemarie B. Greco                                     Lee H. Javitch


/s/ Leonard I. Korman                                  /s/ Ira M. Lubert
---------------------------------                      -------------------------
Leonard I. Korman                                      Ira M. Lubert


/s/ Jeffrey P. Orleans                                 /s/ George F. Rubin
---------------------------------                      -------------------------
Jeffrey P. Orleans                                     George F. Rubin


/s/ Ronald Rubin                                       /s/ Jonathan B. Weller
---------------------------------                      -------------------------
Ronald Rubin                                           Jonathan B. Weller


/s/ John J. Roberts
---------------------------------
John J. Roberts